Exhibit 21.1


                                       SUBSIDIARIES OF THE COMPANY

                   Name of Subsidiary                             Jurisdiction
                  -------------------                           ---------------
                   Department 56 Retail, Inc.                      Minnesota

                   Department 56 Sales, Inc.                       Minnesota

                   D 56, Inc.                                      Minnesota

                   CAN 56, Inc.                                    Minnesota